Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-169151


$675+MM     GE Capital Credit Card Master Note Trust
            GEMNT 2012-2
            Citi Sole Books

CLS AMT(mm) WAL   M/F      E.FINAL  L.FINAL  BNCH    Cr Spd Yld   Cpn   Px
================================================================================
A  600.000  6.95  Aaa/AAA  1/15/19  1/18/22  ISWAPS+ 70     2.236 2.22% 99.96350
B  75.709+  6.95  A2/A+    1/15/19  1/18/22  ISWAPS+ 125    2.786 2.76% 99.93687
================================================================================

* Trade Date        :  1/26/12
* Expected Settle   :  2/2/12
* ERISA Eligible    :  Yes
* First Pay Date    :  3/15/12
* Class A Min Denoms:  $100k by $1k
* Class B Min Denoms:  $100k by $1.00


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if
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